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                                   EXHIBIT 23
                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-39549, 333-92225, and 333-72858) and Form S-8
(Nos. 33-25218, 33-50847, 33-50849, 33-58778, 333-15189, 333-15259, 333-38713,
333-38881, 333-42683, 333-68147, 333-82679, 333-82677, 333-91771, 333-91951,
333-91955, 333-35080, 333-51644, 333-51648, 333-73980, 333-74252, and 333-74254)
of Applera Corporation of our report dated July 25, 2002 relating to the consolidated financial statements which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated July 25, 2002 relating to the financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Stamford, Connecticut
September 26, 2002